EXHIBIT 10(a)
FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT

First Amendment and Waiver to Credit Agreement dated as of March 13, 2007 (this “Amendment”), among CTS CORPORATION, an Indiana corporation (the “Borrower”), the guarantors party hereto, the financial institutions listed on the signature pages hereof as Lenders and HARRIS N.A. (“Harris”), as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the guarantors party thereto (the “Guarantors”), the financial institutions listed on the signature pages thereof as Lenders and the Administrative Agent have heretofore entered into that certain Credit Agreement, dated as of June 27, 2006 (as amended, the “Credit Agreement”), among the Borrower, the Guarantors party thereto, the Lenders party thereto, and Harris, as L/C Issuer and Administrative Agent; and

WHEREAS, the Borrower has requested an amendment and waiver to certain provisions of the Credit Agreement and the Lenders and the Administrative Agent are willing to do so on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.1     Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II.
AMENDMENT

SECTION 2.1     Section 9.1(f)(ii) of the Credit Agreement is hereby amended by deleting the proviso appearing at the end thereof and inserting in its place the following:

provided that the redemption, purchase or conversion of the Notes by the Borrower under sections 3, 4 or 12 of the Subordinated Indenture shall not constitute an Event of Default hereunder;

ARTICLE III.
WAIVER

Notwithstanding anything to the contrary contained in Sections 8.5(a), (b) and (c) of the Credit Agreement, the Lenders hereby waive the requirement for the Borrower to deliver the (w) quarterly financial statements as set forth in Section 8.5(a), (x) annual financial statements as set forth in Section 8.5(b), (y) auditor certifications as set forth in Section 8.5(c) and (z) compliance certificate as set forth in Section 8.5(j), in each case as required to be delivered pursuant to Section 8.5 of the Credit Agreement for the fiscal quarter of the Borrower ending April 1, 2007 and for the fiscal year of the Borrower ended December 31, 2006 until June 30, 2007.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Section 6 of the Credit Agreement, except to the extent qualified by the Borrower’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2007, and additionally represents and warrants to the Administrative Agent and each Lender as set forth in this Article III.

SECTION 4.1     Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s powers, have been duly authorized by all necessary corporate action, and do not:

(a) contravene the Borrower’s constituent documents;

(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

(c) result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties.

SECTION 4.2     Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

SECTION 4.3     Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

ARTICLE V.
CONDITIONS PRECEDENT

SECTION 5.1     Effectiveness. The effectiveness of this Amendment is subject to the execution and delivery of this Amendment by the Borrower, the Guarantors, the Administrative Agent, and the Required Lenders.

ARTICLE VI.
MISCELLANEOUS PROVISIONS

SECTION 6.1     Ratification of and References to the Credit Agreement. The Credit Agreement is hereby ratified, approved and confirmed in each and every respect.

SECTION 6.2     Headings. The various headings of this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 6.3     Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

SECTION 6.4      No Other Amendment. Except for the amendment and waiver expressly set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.

SECTION 6.5     Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

“Borrower”

CTS Corporation,
an Indiana corporation

By  /s/ Matthew W. Long
Name: Matthew W. Long
Title: Treasurer

“Guarantors”

CTS Corporation,
a Delaware corporation

By  /s/ Matthew W. Long
Name: Matthew W. Long
Title: Treasurer

CTS Electronic Components, Inc.

By  /s/ Richard G. Cutter
Name: Richard G. Cutter
Title: Vice President and Secretary

Dynamics Corporation of America

By  /s/ Matthew W. Long
Name: Matthew W. Long
Title: Vice President and Treasurer

LTB Investment Corporation

By  /s/ Matthew W. Long
Name: Matthew W. Long
Title: Vice President and Treasurer

CTS Electronics Manufacturing Solutions, Inc.

By  /s/ Richard G. Cutter
Name: Richard G. Cutter
Title: Vice President and Secretary

CTS Electronics Manufacturing Solutions (Santa Clara), Inc.

By  /s/ Richard G. Cutter
Name: Richard G. Cutter
Title: Vice President and Secretary

CTS Electronics Manufacturing Solutions (Moorpark), Inc.

By  /s/ Richard G. Cutter
Name: Richard G. Cutter
Title: Vice President and Secretary

“Lenders”

Harris N.A., in its individual capacity as a Lender, as L/C Issuer, and as Administrative Agent

By  /s/ Thad D. Rasche
Name: Thad D. Rasche
Title: Director

National City Bank of Indiana

By  /s/ Chris D. Thornton
Name: Chris D. Thornton
Title: Vice President

The Northern Trust Company

By  /s/ Jared T. Hall
Name: Jared T. Hall
Title: Vice President

Comerica Bank

By  /s/ Catherine M. Young
Name: Catherine M. Young
Title: Vice President

LaSalle Bank National Association

By  /s/ John  Beardslee
Name: John  Beardslee
Title: Senior Vice President